SCHEDULE 14A

                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ]  Confidential, For Use of the
                                             Commission Only (as permitted by
[ ]  Definitive Proxy Statement              Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[x]  Soliciting Material Under Rule 14a-12


                               ChemFirst Inc.
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              (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.


     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[ ]  Fee paid previously with preliminary materials:
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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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Contact: Jim McArthur                                    For Immediate Release
         Secretary, Manager, Investor Relations
         601-948-7550

           ChemFirst Announces Special Shareholders' Meeting and
             Receipt of FTC Request for Additional Information
                     in Connection with Proposed Merger

JACKSON, Miss. (Sept. 3, 2002)-- ChemFirst Inc. (NYSE: CEM) announced today that it has scheduled a special meeting of its shareholders to consider and act on a proposal to approve ChemFirst's previously-announced merger agreement with DuPont. The special meeting will be held on October 16, 2002, at 11:00 a.m., local time, at Dennery's, 330 Greymont Avenue, Jackson, Mississippi. Shareholders of record at the close of business on September 6, 2002, the record date for the special meeting, will be entitled to vote at the meeting.

         ChemFirst also announced that the Federal Trade Commission (FTC) has requested additional information relating to the previously announced merger agreement between ChemFirst and DuPont. The merger has already been approved by the German Federal Cartel Office under applicable German antitrust laws.

         The FTC's request extends the waiting period for clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 until 30 days after ChemFirst and DuPont comply with the request unless terminated earlier. ChemFirst and DuPont will continue to cooperate with the FTC's review of the proposed merger and anticipate that the merger will close during the fourth quarter of 2002.

         Completion of the merger is subject to customary closing conditions, including approval of the merger agreement by ChemFirst shareholders, in addition to antitrust clearance.

         This press release includes forward-looking statements based on management assumptions and expectations. These forward-looking statements are subject to risks and uncertainties, including the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of ChemFirst and its subsidiaries, that could cause actual results to differ materially. For additional information on risk factors that could affect actual results, please refer to the company's 2001 Form 10-K and most recent 10-Q's.

         ChemFirst Inc. is a global supplier of electronic chemicals and materials to the semiconductor industry and specialty intermediates for polyurethanes and other applications. Additional information about the company is available on ChemFirst's website located at http://www.chemfirst.com.

                            * * * * * * * * * *

         In connection with the merger, ChemFirst Inc. filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission on August 16, 2002. Security holders are urged to read the definitive proxy statement when it becomes available because it will contain important information. Security holders may obtain a free copy of the definitive proxy statement when it becomes available, as well as other materials filed with the Securities and Exchange Commission concerning ChemFirst, at the Securities and Exchange Commission's web site at http://www.sec.gov. Security holders of ChemFirst Inc. may also obtain for free the definitive proxy statement filed by ChemFirst Inc. with the Securities and Exchange Commission in connection with the merger by directing a request to ChemFirst Inc., Attention: Investor Relations Department, P.O. Box 1249, Jackson, MS 39215-1249, (601) 949-0213.

         ChemFirst Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ChemFirst shareholders with respect to the merger. Information regarding these directors and executive officers and their ownership of ChemFirst common stock is contained in ChemFirst Inc.'s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 25, 2002, in connection with the 2002 annual meeting of ChemFirst shareholders. Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement regarding the merger when it becomes available.

                            * * * * * * * * * *